UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP of Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Tuesday, April 30, 2024

UFP Industries Announces First Quarter Results

GRAND RAPIDS, Mich., Tuesday, April 30, 2024 – UFP Industries, Inc. (Nasdaq: UFPI) today announced first quarter 2024 results including net sales of $1.64 billion, net earnings attributable to controlling interests of $121 million, and earnings per diluted share of $1.96.

“We would like to credit our hard-working team and our balanced business model for allowing us to achieve first-quarter results that were in line with expectations,” said Chairman and CEO Matthew J. Missad. “As demand returns to more normalized levels, we are increasingly focused on improving our operational efficiencies by investing in automation and technology while consolidating operations where opportunities exist. We are also investing in growth through new products and by adding additional capacity in new regions. In addition, we will continue to leverage our strong cash flow and liquidity position to increase our share repurchase activity and support our quarterly dividend payouts. Our ability to invest in growth and return capital to shareholders supports our goal to create shareholder value during any economic environment.”

First Quarter 2024 Highlights (comparisons on a year-over-year basis):

●	Net sales of $1.64 billion decreased 10 percent due to a 9 percent decrease in selling prices and a 1 percent decrease in organic unit sales.
●	New product sales of $124 million were 7.6 percent of total sales compared to 7.4 percent in the first quarter of 2023.
●	Adjusted EBITDA[1] of $181 million represents a decrease of 10 percent while adjusted EBITDA margin[1] declined 10 basis points to 11 percent.

1 Represents a non-GAAP measurement; see the reconciliation of non-GAAP financial measures and related explanations below.

UFP Industries, Inc.

●	Net earnings attributable to controlling interests of $121 million represents a 4 percent decrease from last year and includes the favorable impact of a $9.7 million increase in an anticipated tax deduction associated with the company’s share-based compensation plan.

Capital Allocation

UFP Industries maintains a strong balance sheet with $702.6 million in net surplus cash (surplus cash less interest-bearing debt and cash overdraft) on March 30, 2024, compared to $145.3 million in net surplus cash at the end of the first quarter of 2023. The company had approximately $2.2 billion of liquidity as of March 30, 2024. The company’s return-focused approach to capital allocation includes the following:

-	Acquisitions and Organic Growth. The company continues to pursue strategic acquisitions that drive long-term growth and margin improvements and offer strong returns. When acquisition targets are not available at valuations that allow it to meet or exceed its hurdle rates, the company will invest in organic growth. The company is targeting capital investments of up to $300 million in 2024, with approximately $100 million targeted for automation and technology upgrades and another $100 million for new facilities and increased capacity at existing facilities.
-	Dividend payments. On April 24, 2024, the Board of Directors for UFP Industries approved a quarterly dividend payment of $0.33 per share, a 32 percent increase over the quarterly dividend of $0.25 per share paid in June 2023. The dividend is payable on June 17, 2024, to shareholders of record on June 3, 2024.
-	Share repurchases. The Company is authorized to purchase up to $200 million worth of outstanding stock through July 31, 2024. From July 26, 2023, through the end of the first quarter of 2024, the company repurchased approximately 594,000 shares at an average price of $106.64 (a total of $63.3 million). During the first quarter of 2024, the company repurchased approximately 319,000 shares at an average share price of $114.74 (a total of $36.6 million), and in April repurchased approximately 352,000 shares at an average share price of $114.15 ($40.2 million). As of April 30, 2024, the company has $97 million remaining in its authorization.

By business segment, the company reported the following first quarter 2024 results:

UFP Retail Solutions

Net sales of $629 million, down 17 percent compared to the first quarter of 2023, attributable to a 6 percent decline in selling prices, a 3 percent decline due to the transfer of certain sales to other segments, and an 8 percent decline in organic unit sales. Unit sales of Deckorators decking and railing products increased 4 percent (net sales increased 10 percent), partially offsetting the 9 percent unit sales decline in ProWood. Overall, unit sales declined 9 percent with big box customers and 7 percent with independent retailers due to lower demand and more conservative inventory positioning. Gross profit for the retail segment increased 6 percent to $101 million, primarily due to operational improvements, SKU rationalization, and better inventory positioning and utilization of our managed inventory programs.

UFP Industries, Inc.

UFP Packaging

Net sales of $424 million, down 13 percent compared to the first quarter of 2023, due to an 11 percent decrease in selling prices and a 6 percent decline in organic unit sales, partially offset by a 4 percent increase due to the transfer of certain sales from the retail segment. A 9 percent increase in unit sales for PalletOne due to market share gains partially offset the 11 percent decline in unit sales for Structural Packaging, attributable to weaker demand. Gross profit for the packaging segment decreased 29 percent to $85 million due to competitive price pressure.

UFP Construction

Net sales of $518 million was relatively unchanged compared to the first quarter of 2023 as a 10 percent decrease in selling prices was offset by an 8 percent increase in organic unit sales and a 2 percent increase due to the transfer of certain sales from the retail segment. Organic unit sales increased in Site Built (up 18 percent) and Factory Built (up 13 percent), and the company is well-positioned to take advantage of any improvement in demand in these markets. Gross profit for the construction segment decreased 6 percent to $114 million due to competitive price pressure.

Short-Term Outlook

Lumber Market: We continue to anticipate lumber prices will remain at lower, more historical levels in 2024 based on current supply and demand dynamics.

End Market Demand: We continue to follow key indicators and forecasts in the markets we serve and have modified our earlier published outlook based on more recent macroeconomic data and reduced expectations for federal interest rate cuts in the latter half of 2024. We anticipate demand for our packaging and retail segments will be down mid-single digits and demand for our construction segment to be slightly up to slightly down in 2024 as compared to 2023. We expect the soft demand and competitive price environment will continue for most of the year, with year-over-year improvements in the back half of the year because of more favorable year-over-year comparisons.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss its outlook and information included in this news release at 9 a.m. ET on Tuesday, April 30, 2024. The call will be hosted by Chairman and CEO Matthew J. Missad and CFO Michael Cole and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at www.ufpinvestor.com/news-filings-reports > Events & Presentations. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc.

UFP Industries, Inc. is a holding company whose operating subsidiaries – UFP Packaging, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #403 on the Fortune 500 and #128 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management uses Adjusted EBITDA, a non-GAAP financial measure, in order to evaluate historical and ongoing operations. Management believes that this non-GAAP financial measure is useful in order to enable investors to perform meaningful comparisons of historical and current performance. Adjusted EBITDA is intended to supplement and should be read together with the financial results. Adjusted EBITDA should not be considered an alternative or substitute for, and should not be considered superior to, the reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measure.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2024/2022

3

	Quarter Period and Year to Date
(In thousands, except per share data)	2024		2023
NET SALES	$1,638,966	100.0%	$1,822,476	100.0%

COST OF GOODS SOLD	1,312,888	80.1	1,464,147	80.3

GROSS PROFIT	326,078	19.9	358,329	19.7

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	192,059	11.7	194,683	10.7
OTHER LOSSES (GAINS), NET	196	—	1,938	0.1

EARNINGS FROM OPERATIONS	133,823	8.2	161,708	8.9

INTEREST AND OTHER	(12,763)	(0.8)	(2,841)	(0.2)

EARNINGS BEFORE INCOME TAXES	146,586	8.9	164,549	9.0

INCOME TAXES	25,487	1.6	38,971	2.1

NET EARNINGS	121,099	7.4	125,578	6.9

LESS NET LOSS (EARNINGS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(308)	—	491	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$120,791	7.4	$126,069	6.9

EARNINGS PER SHARE - BASIC	$1.96		$2.01

EARNINGS PER SHARE - DILUTED	$1.96		$1.98

COMPREHENSIVE INCOME	$119,969		$131,830

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(591)		(1,760)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$119,378		$130,070

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2024/2023

	Quarter Period and Year to Date
	2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$628,765	$424,418	$517,896	$66,947	$940	$1,638,966
COST OF GOODS SOLD	527,641	338,978	403,561	49,002	(6,294)	1,312,888
GROSS PROFIT	101,124	85,440	114,335	17,945	7,234	326,078
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	55,610	53,941	69,150	13,391	(33)	192,059
OTHER	(466)	253	(157)	681	(115)	196
EARNINGS FROM OPERATIONS	$45,980	$31,246	$45,342	$3,873	$7,382	$133,823

	Quarter Period and Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
NET SALES	$761,294	$486,561	$515,593	$55,795	$3,233	$1,822,476
COST OF GOODS SOLD	665,990	365,663	393,934	37,025	1,535	1,464,147
GROSS PROFIT	95,304	120,898	121,659	18,770	1,698	358,329
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	53,913	66,252	67,338	12,964	(5,784)	194,683
OTHER	1,133	(86)	73	974	(156)	1,938
EARNINGS FROM OPERATIONS	$40,258	$54,732	$54,248	$4,832	$7,638	$161,708

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION BY SEGMENT (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2024/2023

	Quarter Period and Year to Date
	2024
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$38,063	$25,328	$37,468	$6,166	$14,074	$121,099
Interest and other	(94)	588	(11)	(3,591)	(9,655)	(12,763)
Income taxes	8,011	5,330	7,885	1,298	2,963	25,487
Expenses associated with share-based compensation arrangements	1,688	2,189	2,465	299	4,636	11,277
Net (gain) loss on disposition and impairment of assets	(272)	253	(1)	(9)	(202)	(231)
Depreciation expense	6,965	8,469	5,384	789	8,412	30,019
Amortization of intangibles	998	2,192	702	1,534	456	5,882
Adjusted EBITDA	$55,359	$44,349	$53,892	$6,486	$20,684	$180,770

Adjusted EBITDA as a Percentage of Net Sales	8.8%	10.4%	10.4%	9.7%	2200.4%	11.0%

	Quarter Period and Year to Date
	2023
(In thousands)	Retail	Packaging	Construction	All Other	Corporate	Total
Net earnings	$30,740	$41,325	$41,404	$5,264	$6,845	$125,578
Interest and other	21	583	(5)	(2,109)	(1,331)	(2,841)
Income taxes	9,497	12,824	12,849	1,677	2,124	38,971
Expenses associated with share-based compensation arrangements	1,615	2,096	2,121	278	3,527	9,637
Net loss (gain) on disposition and impairment of assets	36	(86)	(47)	(10)	(57)	(164)
Depreciation expense	5,834	7,682	4,628	399	7,231	25,774
Amortization of intangibles	1,055	2,246	797	532	379	5,009
Adjusted EBITDA	$48,798	$66,670	$61,747	$6,031	$18,718	$201,964

Adjusted EBITDA as a Percentage of Net Sales	6.4%	13.7%	12.0%	10.8%	579.0%	11.1%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 2024/2023

(In thousands)
ASSETS	2024	2023	LIABILITIES AND EQUITY	2024	2023

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$979,746	$423,299	Accounts payable	$254,902	$277,989
Restricted cash	761	761	Accrued liabilities and other	226,065	249,350
Investments	36,978	37,534	Current portion of debt	44,051	3,020
Accounts receivable	713,414	809,389
Inventories	745,295	960,338
Other current assets	38,221	35,692

TOTAL CURRENT ASSETS	2,514,415	2,267,013	TOTAL CURRENT LIABILITIES	525,018	530,359

OTHER ASSETS	258,537	242,541	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	233,046	275,002
INTANGIBLE ASSETS, NET	511,127	487,080	OTHER LIABILITIES	185,097	178,986

			TEMPORARY EQUITY	19,383	6,801

PROPERTY, PLANT AND EQUIPMENT, NET	794,560	700,155	SHAREHOLDERS' EQUITY	3,116,095	2,705,641

TOTAL ASSETS	$4,078,639	$3,696,789	TOTAL LIABILITIES AND EQUITY	$4,078,639	$3,696,789

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2024/2023

(In thousands)	2024	2023
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net earnings	$121,099	$125,578
Adjustments to reconcile net earnings to net cash used in operating activities:

Depreciation	30,019	25,774
Amortization of intangibles	5,882	5,009
Expense associated with share-based and grant compensation arrangements	11,277	9,637
Deferred income taxes	119	(242)
Unrealized gain on investment and other	(2,130)	(149)
Equity in loss of investee	594	588
Net gain on sale and disposition of assets	(231)	(164)
Changes in:
Accounts receivable	(164,613)	(191,064)
Inventories	(17,788)	14,674
Accounts payable and cash overdraft	52,264	68,388
Accrued liabilities and other	(53,290)	(95,105)
NET CASH USED IN OPERATING ACTIVITIES	(16,798)	(37,076)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(49,148)	(38,166)
Proceeds from sale of property, plant and equipment	1,344	319
Purchases of investments	(9,352)	(11,709)
Proceeds from sale of investments	4,300	8,849
Other	(3,206)	(1,151)
NET CASH USED IN INVESTING ACTIVITIES	(56,062)	(41,858)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	5,100	4,437
Repayments under revolving credit facilities	(4,278)	(4,518)
Repayments of debt	—	(29)
Repayment of debt on behalf of investee	(6,303)	—
Contingent consideration payments and other	(3,779)	(6,179)
Proceeds from issuance of common stock	654	685
Dividends paid to shareholders	(20,411)	(15,642)
Distributions to noncontrolling interest	(3,331)	(4,859)
Payments to taxing authorities in connection with shares directly withheld from employees	(17,838)	—
Repurchase of common stock	(18,797)	(33,288)
Other	15	25
NET CASH USED IN FINANCING ACTIVITIES	(68,968)	(59,368)

Effect of exchange rate changes on cash	79	2,739
NET CHANGE IN CASH AND CASH EQUIVALENTS	(141,749)	(135,563)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,122,256	559,623

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$980,507	$424,060

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$1,118,329	$559,397
Restricted cash, beginning of period	3,927	226
All cash and cash equivalents, beginning of period	$1,122,256	$559,623

Cash and cash equivalents, end of period	$979,746	$423,299
Restricted cash, end of period	761	761
All cash and cash equivalents, end of period	$980,507	$424,060